                                                                 Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-58913 of The Imperial Home Decor Group Inc. of our report regarding The Imperial Home Decor Group Inc., formerly known as Borden Decorative Products Holdings, Inc., dated March 25, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Historical Financial Information--IHDG" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Columbus, Ohio
August 27, 1998